EXHIBIT 10.53

EXHIBIT 1 to AMENDMENT NO. 1 TO SALARY CONTINUATION AGREEMENT

GAYLE GRAHAM

Birth Date: 10/28/1946	Early Retirement	Early Involuntary	Disability	Change of Control
Plan Anniversary Date: 1/1/2006
Normal Retirement: 12/31/2011, Age 65	Monthly Installment	Termination	Monthly Installments	Lump Sum Payable
Normal Retirement Payment: Monthly for 15 years	Payable at Termination	Lump Sum Payable at	Payable at Termination	at
	for 15 Years	Normal Retirement Date	for 15 Years	Termination

Period Ending	Discount Rate	Benefit Level (2)	Accrual Balance	Vesting	Based on Accrual	Vesting	Based on Accrual	Vesting	Based on Accrual	Vesting	Based on Accrual
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)
Dec 2005 (1)	6.25%	10,000	10,603	20%	218	0%	—	100%	1,091	100%	97,190
Dec 2006	6.25%	10,000	22,882	40%	942	20%	6,250	100%	2,354	100%	97,190
Dec 2007	6.25%	10,000	35,951	60%	2,219	40%	18,453	100%	3,699	100%	97,190
Dec 2008	6.25%	10,000	49,860	80%	4,104	60%	36,068	100%	5,130	100%	97,190
Dec 2009	6.25%	10,000	64,664	90%	5,988	80%	58,600	100%	6,653	100%	97,190

Dec 2010	6.25%	10,000	80,421	100%	8,275	90%	77,034	100%	8,275	100%	97,190
Dec 2011	6.25%	10,000	97,190	100%	10,000	100%	97,190	100%	10,000	100%	97,190

December 31, 2011 Retirement; January 31, 2012 First Payment Date

(1) The first line reflects 11 months of data, February 2005 to December 2005.

(2) The benefit amount includes a 3.00% nonguaranteed inflator during the payout period.

*                 The purpose of this hypothetical illustration is to show the participant’s annual benefit based on various termination assumptions.  Actual benefits are based on the terms and provisions of the plan agreement executed between the company and participant and may differ from those shown.